                                                                     EXHIBIT 2.1

                         PURCHASE AND EXCHANGE AGREEMENT

     THIS PURCHASE AND EXCHANGE AGREEMENT is made as of April 9, 2003, by and among WII Holdings, Inc., a Delaware corporation (the "Company"), each of the persons listed on SCHEDULE A hereto as an Investor (collectively, the "Investors," and each individually, an "Investor"), and each of the persons listed on SCHEDULE A hereto as a Management Stockholder (collectively, the "Management Stockholders," and each individually, a "Management Stockholder").

     WHEREAS, the Company, Woodcraft Industries, Inc. ("Woodcraft") and Woodcraft Acquisition Subsidiary, Inc. ("Merger Sub") are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which Woodcraft and Merger Sub will merge, with Woodcraft as the surviving entity (the "Merger");

     WHEREAS, pursuant to the terms of the Merger Agreement, upon consummation of the Merger (a) all of the outstanding capital stock of Woodcraft (other than shares held by the Company or Merger Sub) will be cancelled and the holders thereof will be entitled to receive cash consideration based on the number of shares of capital stock held immediately prior to the Merger, and (b) any shares of capital stock of Woodcraft held by the Company or Merger Sub will be cancelled and no cash consideration will be due in connection therewith;

     WHEREAS, the Company has agreed to sell, and each Investor has agreed to purchase (a) that number of shares of the Company's Voting Common Stock, par value $.01 per share ("Voting Common Stock") or the Company's Nonvoting Common Stock, par value $.01 per share ("Nonvoting Common Stock" and collectively with Voting Common Stock, "Common Stock") as set forth opposite the name of each Investor on SCHEDULE A hereto and (b) a convertible promissory note of the Company in the principal face amount as set forth opposite the name of each Investor on SCHEDULE A hereto (each a "Note" and collectively, the "Notes") (the acquisition of the Common Stock and the Notes is referred to herein as the "Purchase"), in each case, in accordance with the terms and provisions hereof;

     WHEREAS, the Company has agreed with each Management Stockholder to exchange that number of shares of Common Stock, par value $.01 per share, of Woodcraft Industries, Inc. (the "Woodcraft Common Stock") as set forth opposite the name of each Management Stockholder on SCHEDULE A hereto for that number of shares of Common Stock as set forth opposite the name of each Management Stockholder on SCHEDULE A hereto, in accordance with the terms and provisions hereof;

     WHEREAS, under certain circumstances, the Company may issue and sell additional shares of Common Stock to new investors (the "New Investors"), for the purpose of utilizing the proceeds of such sales to the New Investors to be applied to reduce the outstanding principal of and interest on the Notes (the "Note Repayments"); and

     WHEREAS, it is a condition precedent to the consummation of the Merger and the intention of the parties, that the purchase of Common Stock and Notes and the exchange of shares occur simultaneously in one integrated transaction immediately prior to the consummation of the Merger.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                        SECTION I - PURCHASE AND EXCHANGE

     1.1. PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue and sell to each Investor and each Investor, severally and not jointly, agrees to purchase from the Company, that number of shares of Common Stock, set forth opposite the name of such Investor on SCHEDULE A hereto for a per share purchase price of $3.00 (the "Stock Purchase"). In addition, the Company hereby acknowledges that Behrman Capital III L.P. and Strategic Entrepreneur Fund III L.P. have each advanced funds to the Company in the respective amounts of $123,937.29 and $1,062.71 which were used to fund the application fees in connection with the filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as required by the terms of the Merger Agreement. Each of the parties hereto agrees that in lieu of repaying the indebtedness arising with respect to the advancement of such fees by Behrman Capital III L.P. and Strategic Entrepreneur Fund III L.P., all of the indebtedness represented thereby shall be cancelled as of the Closing (as defined below) and, in exchange for such forgiveness of indebtedness, the Company shall deliver to such parties duly endorsed certificates representing shares of Common Stock with an aggregate value of $125,000 (based on a per share value of $3.00) as set forth opposite the name of such parties as set forth on SCHEDULE A.

     1.2. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue and sell to each Investor and each Investor, severally and not jointly, agrees to purchase from the Company, a convertible promissory note of the Company in the form attached hereto as EXHIBIT A, in the principal face amount set forth opposite the name of such Investor on SCHEDULE A hereto (the "Note Purchase").

     1.3. EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, each Management Stockholder shall exchange with the Company that number of shares of Woodcraft Common Stock set forth opposite the name of each Management Stockholder on SCHEDULE A hereto for that number of shares of Common Stock set forth opposite the name of such Management Stockholder on SCHEDULE A hereto (the "Exchange").

     1.4.   CLOSING AND DELIVERIES.

                   (a) CLOSING. The Stock Purchase, the Note Purchase and the Exchange shall occur simultaneously and shall take place at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, New York, 10022, at 10:00 a.m., on April 9, 2003 or at such other time and place as the Company, the Investors and the Management

     Stockholders mutually agree upon orally or in writing (which time and place are designed as the "CLOSING" or the "CLOSING DATE").

                   (b) DELIVERIES. At the Closing, the Company shall deliver to each Investor (i) a duly executed stock certificate representing the shares of Common Stock that such Investor is purchasing against payment of the purchase price (as set forth on SCHEDULE A hereto) therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof,
     (ii) a duly executed Note in the principal face amount that such Investor is purchasing, if any, against payment of the purchase price (as set forth on SCHEDULE A hereto) therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof, and (iii) any other documents and agreements required hereunder to be delivered by the Company. At the Closing, the Company shall deliver to each Management Stockholder a duly executed stock certificate representing the shares of Common Stock that such Management Stockholder is acquiring by delivery to the Company of the original stock certificates for that number of shares of Woodcraft Common Stock set forth on SCHEDULE A hereto.

     1.5.   SUBSEQUENT CLOSING.

                   (a) SUBSEQUENT CLOSINGS. Subject to the terms and conditions of this Agreement, the purchase and sale of any shares of Common Stock to be issued to New Investors for the purpose of using the proceeds thereof to make the Note Repayments shall be at such later times as mutually agreed by the Company and a majority-in-interest of the Investors (based on the number shares of Common Stock then held by each Investor) (each, a "Subsequent Closing"). At each Subsequent Closing, the applicable New Investor will deliver to the Company the aggregate purchase price for the shares of Common Stock being acquired by such New Investor by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing. At each Subsequent Closing, the Company will deliver to each New Investor a duly executed stock certificate representing the shares of Common Stock that such New Investor is acquiring. The aggregate sale prices of the number of shares of Common Stock issuable in each Subsequent Closing shall not exceed, at any time, the aggregate amount of outstanding principal and accrued, but unpaid interest under the Notes as of the date of such Subsequent Closing.

                   (b) AMENDMENTS. The Company and each New Investor purchasing shares of Common Stock at each Subsequent Closing will execute
     (i) counterpart signature pages to this Agreement and (ii) a joinder agreement in connection with the Registration Rights Agreement and the Stockholders Agreement, and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement, the Registration Rights Agreement and the Stockholders Agreement, provided that such New Investor (when taken together with any affiliated parties) acquires at least 1,666,667 shares of Common Stock in such Subsequent Closing (or when aggregated with any shares acquired at all prior Subsequent Closings), to the same extent as if they had been Investors at the Closing. In the event that such New Investor

     (when taken together with any affiliated parties) does not, or has not in the aggregate, acquired 1,666,667 shares of Common Stock in such Subsequent Closing (or when aggregated with any shares acquired at all prior Subsequent Closings), then such New Investor shall be deemed a "Debt Investor" for purposes of the Stockholders Agreement and the Registration Rights Agreement. Immediately after each Subsequent Closing, the schedule of Investors attached to this Agreement as SCHEDULE A will be amended to list each New Investor purchasing shares of Common Stock hereunder. The Company will promptly furnish to each Investor a copy of the amendments to SCHEDULE A referred to in the preceding sentence.

     1.6. TAX TREATMENT. Each of the parties hereto agrees that the Stock Purchase, the Note Purchase and the Exchange are part of one integrated transaction and the Stock Purchase and Exchange are intended to qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended. Each party hereto agrees to file all tax returns in a manner consistent with the foregoing.

           SECTION II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Investors and the Management Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors and the Management Stockholders the following representations and warranties.

     2.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.2. AUTHORIZATION. The execution, delivery and performance of this Agreement and each agreement contemplated hereby (collectively, the "Transaction Documents") by the Company has been duly authorized by all necessary corporate action and the Company has full power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The Transaction Documents to which it is a party constitute the valid and legally binding obligation of the Company, enforceable in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

     2.3. ISSUANCE OF SECURITIES. The Common Stock and the Notes, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any adverse claim.

     2.4.   INVESTMENT BANKING; BROKERAGE FEES. Except as set forth on SCHEDULE
2.4 hereto, the Company has not incurred or taken any action so that any of the Company, the Investors or Management Stockholders are liable for or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by the Transaction Documents.

        SECTION III - REPRESENTATIONS AND WARRANTIES OF THE INVESTORS AND
                             MANAGEMENT STOCKHOLDERS

     Each Investor (which for purposes of this Section III only shall include the Management Stockholders), severally and not jointly, hereby represents, warrants and covenants that (other than Section 3.5 with respect to the Management Stockholders):

     3.1. AUTHORIZATION. The Investor has full power and authority to enter into the Transaction Documents to which it is a party, and each such agreements constitute its valid and legally binding obligation, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws.

     3.2. PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the shares of Common Stock and Note, as applicable (the "Shares"), to be received by the Investor will be acquired for investment for the Investor's own account (or the account of their respective affiliates), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable law, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same to any other person. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     3.3. DISCLOSURE OF INFORMATION. The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

     3.4. INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Shares.

     3.5. ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     3.6. RESTRICTED SECURITIES. The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of any effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

     3.7.   INVESTMENT BANKING; BROKERAGE FEES. Except as set forth on SCHEDULE
2.4 hereto, the Investor has not incurred or taken any action so that the Company is liable for or become liable for any investment banking fees, brokerage commissions, broker's or finder's fees or similar compensation (exclusive of professional fees to lawyers and accountants) in connection with the transactions contemplated by the Transaction Documents.

                       SECTION IV - CONDITIONS TO CLOSING

     The obligations of each of the Investors and the Management Stockholders to purchase and pay for their pro rata portion of the Common Stock and the Notes or consummate the Exchange, as applicable, shall be subject to the fulfillment to such party's reasonable satisfaction or waiver on or before the Closing of the following conditions:

     4.1. DELIVERY OF DOCUMENTS. The Company shall have executed and/or delivered to the Investors and/or the Management Stockholders, as applicable, the following:

                   (a) Certificates representing the Common Stock being acquired by (i) the Investors pursuant to the Purchase and (ii) the Management Stockholders pursuant to the Exchange;

                   (b) Duly executed Notes in the amounts set forth on SCHEDULE A;

                   (c) Copies of resolutions of the Board of Directors authorizing the execution and delivery of the Transaction Documents and the issuance of the Common Stock and the Notes;

                   (d) The Stockholders Agreement in the form attached hereto as EXHIBIT B;

                   (e) Registration Rights Agreement in the form attached hereto as EXHIBIT C;

                   (f)    Director Indemnification Agreements for each of Dennis
     G. Sisco and Tom Perlmutter in the form attached hereto as EXHIBIT D;

                   (g) Employments Agreements in the forms attached hereto as EXHIBIT E, executed by each of the Management Stockholders and Robert Bennett; and

                   (h) Such other supporting documents and certificates as the Investors may reasonably request.

     4.2. NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of the Investors make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

     4.3. APPROVALS AND CONSENTS. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement and the performance by them of the transactions contemplated hereby, and the Investors shall have received copies of all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Investors, from all third parties.

                            SECTION V - MISCELLANEOUS

     5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. The representations, warranties and covenants contained in this Agreement as of the date hereof shall survive the execution and delivery hereof and shall bind the successors and assigns of the relevant party, whether so expressed or not, and all such representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Common Stock and the Notes, whether so expressed or not.

     5.2. ENTIRE AGREEMENT. The Transaction Documents constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

     5.3. AMENDMENTS WAIVERS AND CONSENTS. Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investors holding a majority of the shares of Common Stock held by all of the Investors (a "Majority Interest"); provided, however, that any such amendment that adversely affects the Management Stockholders or the Subject Investors (as defined below), as applicable, and which affects the Management Stockholders or the Subject Investors, as applicable, differently than the Investors shall require the prior written consent of a majority-in-interest of the Management Stockholders or the Subject Investors (based upon the number of Shares held by the Management Stockholder or Subject Investors, as applicable), as applicable.

     5.4.   NOTICES AND DEMANDS; ANNOUNCEMENTS.

                   (a) NOTICES. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses:

     IF TO THE COMPANY:

            c/o Behrman Capital
            126 East 56th Street
            New York, NY 10022
            Attention: Dennis G. Sisco
            Telecopy No.: (212) 980-7024

     WITH A COPY TO:

            Goodwin Procter LLP
            Exchange Place
            Boston, MA 02109
            Attention: Kevin M. Dennis
            Telecopy No.: (617) 570-1528

     IF TO ANY INVESTOR OR ANY MANAGEMENT STOCKHOLDER:

            At such Person's address for notice as set forth in the books and records of the Company

     WITH A COPY TO:

            Goodwin Procter LLP
            Exchange Place
            Boston, MA 02109
            Attention: Kevin M. Dennis
            Telecopy No.: (617) 570-1528

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a).

                   (b) Except for the disclosure (if any) required by any law or regulation to which a party is subject, the timing and content of all press releases and public statements concerning the transactions contemplated in this Agreement shall be by mutual agreement of a Majority Interest and the Company. To the extent that a Majority Interest receives advice from counsel that such disclosure is required by any law or regulation, the

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     Investor agrees to promptly inform the Company of such advice to provide the Company an opportunity to comment on the form of disclosure.

     5.5. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

     5.6. EXPENSES. Each of the parties hereto shall bear its own counsel fees and other expenses relating to the transaction contemplated herein; provided, however, that the Company shall pay the reasonable out of pocket expenses and fees incurred by legal counsel to Behrman Capital III, L.P. incurred in connection with the negotiation, preparation, execution and consummation of this Agreement, the Merger Agreement, each ancillary agreement contemplated hereby and thereby, and the transaction contemplated hereby and thereby.

     5.7. COUNTERPARTS. This Agreement and any Exhibit or Schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     5.8. EFFECT OF HEADINGS; CONSTRUCTION. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of the Transaction Documents with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

     5.9. GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the state of Delaware without giving effect to conflict of laws principles thereof.

     5.10.  DISPUTE RESOLUTION.

               (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in New York, New York. In the event that any person or entity other than the parties hereto may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 5.10(a) shall be specifically enforceable. Notwithstanding the foregoing, this
     Section 5.10(a) shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 5.10(a).

                   (b) To the extent that any court action is permitted consistent with or to enforce Section 5.10(a) of this Agreement, the parties hereby consent to the jurisdiction of the United States District Court for the Southern District New York. Accordingly, with respect to any such court action, each party hereto (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     5.11. NO EFFECT UPON LENDING RELATIONSHIPS. Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall affect, limit or impair the rights and remedies of either Antares Capital Corporation ("Antares") or Indosuez Capital Partners 2003, LLC (together with Antares and their respective successors and assigns, sometimes hereinafter are referred to individually as a "Subject Investor" and collectively as the "Subject Investors"), any of its affiliates or any other lender in their capacities as a lender(s) to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has borrowed money. Without limiting the generality of the foregoing, neither any Subject Investor nor any such other Person, in exercising its rights as a lender, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (a) its status as a direct or indirect equityholder of the Company,
(b) the interests of the Company or any of its subsidiaries or (c) any duty it may have to any other direct or indirect equityholder of the Company, except as may be required under the applicable loan documents or by commercial law applicable to creditors generally.

                          [SIGNATURE PAGES FOLLOW NEXT]

     IN WITNESS WHEREOF, the undersigned have executed this Purchase and Exchange Agreement as of the day and year first above written.

                           COMPANY:

                           WII HOLDINGS, INC.

                           By: /s/ Dennis G. Sisco
                           -------------------------
                           Name: Dennis G. Sisco
                           Title: President

                           STOCKHOLDERS:

                           BEHRMAN CAPITAL III L.P.

                           By: Behrman Brothers III L.L.C., its general partner


                           By:   /s/ Grant G. Behrman
                                 -------------------------
                                 Name: Grant G. Behrman
                                 Title: Managing Member

                           STRATEGIC ENTREPRENEUR FUND III L.P.


                           By:   /s/ Grant G. Behrman
                                 -------------------------
                                 Name: Grant G. Behrman
                                 Title: General Partner

                           Address:

                           c/o Behrman Capital
                           126 East 56th Street
                           New York, NY 10022
                           Attention: Dennis G. Sisco
                           Telecopy No.: (212) 980-7024

                           WITH A COPY TO:

                           Goodwin Procter LLP
                           Exchange Place
                           Boston, MA 02109
                           Attention: Kevin Dennis
                           Telecopy No.: (617) 523-1231

                           STOCKHOLDERS:

                           ANTARES CAPITAL CORPORATION


                           By:   /s/ David K. Swanson
                                 ----------------------
                                 Name: David K. Swanson
                                 Title: Director

                           Address:

                                 311 South Wacker Drive
                                 Suite 6400
                                 Chicago, Illinois 60606
                                 Attn.: Portfolio Manager - Woodcraft Industries
                                 Facsimile: (312) 697-3998
                                 Telephone: (312) 697-3999

                           STOCKHOLDERS:

                           INDOSUEZ CAPITAL PARTNERS 2003, LLC

                           By:   Indosuez CMII, Inc., its Managing General
                                 Partner


                           By:   /s/ Michael Walsh
                                 ---------------------
                                 Name: Michael Walsh
                                 Title: Vice-President


                           By:   /s/ Michael Malcolmson
                                 ---------------------
                                 Name: Michael Malcolmson
                                 Title: General Manager

                           STOCKHOLDERS


                           By:   /s/ John Fitzpatrick
                                 ----------------------
                                 Name: John Fitzpatrick


                           Address:

                                 1710 Shadywood Rd.
                                 Wayzata, Minnesota 55391


                           By:   /s/ Paul Becker
                                 ----------------------
                                 Name: Paul Becker

                           Address:

                                 19238 Grouse Road
                                 Little Falls, Minnesota 56345


                           By:   /s/ Robert Bennett
                                 ----------------------
                                 Name: Robert Bennett

                           Address:

                                 13565 S. Union hall Road
                                 Canby, Oregon 97013


                           By:   /s/ Joel Beyer
                                 ----------------------
                                 Name: Joel Beyer

                           Address:

                                 210 4th Street S.W.
                                 Kent, Minnesota 56553

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                           By:   /s/ Dale Herbst
                                 ----------------------
                                 Name: Dale Herbst

                           Address:

                                 262 Elm Drive
                                 Foley, Minnesota 56329


                           By:   /s/ Lynn McClintock
                                 ----------------------
                                 Name: Lynn McClintock

                           Address:

                                 927 3rd Avenue N.
                                 Sauk Rapids, Minnesota 56379


                           By:   /s/ John Sleva
                                 ----------------------
                                 Name: John Sleva

                           Address:

                                 1714 10th Avenue S.E.
                                 St. Cloud, Minnesota 56304


                           By:   /s/ Sheila Krogman
                                 ----------------------
                                 Name: Sheila Krogman

                           Address:

                                 818 Pebble Creek Dr.
                                 St. Cloud, Minnesota 56303